Exhibit 10.1
FIRST AMENDMENT TO
CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and dated as of May 1, 2013 (the “Amendment”) among PENINSULA GAMING, LLC, a Delaware limited liability company (the “Borrower”), the various financial institutions parties hereto (collectively, the “Lenders”), and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and amends that certain Credit Agreement dated as of November 14, 2012 (as the same may be further amended or modified from time to time, the “Credit Agreement”).
R E C I T A L S
WHEREAS, the Required Lenders and the Term B Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.Terms. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.
2.Amendment. Upon the occurrence of the Amendment Effective Date (defined below), the Credit Agreement is hereby amended as follows:
2.1    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Rate” means (a) with respect to the Term B Facility, (i) 3.25% in the case of Eurodollar Rate Loans and (ii) 2.25% in the case of Base Rate Loans, and (b) with respect to the Revolving Credit Facility, (i) 4.00% in the case of Eurodollar Rate Loans and Letter of Credit Fees and (ii) 3.00% in the case of Base Rate Loans, in each case as such rate may be increased pursuant to Section 2.14(e).
2.2    Clause (e) of the definition of “Consolidated Adjusted EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows (and Exhibit D to the Credit Agreement is hereby amended to reflect such amended definition):
“(e) the aggregate amount of deductions to the consolidated earnings of the Borrower and its Restricted Subsidiaries consisting of (i) management fees paid and/or payable to Boyd or one of its Subsidiaries pursuant to any Permitted Management Agreement by Peninsula or any Restricted Subsidiary during such period and (ii) management fees paid and/or payable to any Person prior to the Funding Date (x) pursuant to a Management Agreement and (y) consistent with Peninsula’s past practices.”
2.3    The proviso to clause (a) of the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“provided, that when used in connection with the Term B Facility, the Eurodollar Rate for any Interest Period shall in no event be less than 1.00% per annum.”
2.4.    Section 1.01 of the Credit Agreement is hereby amended by adding a definition of “First Amendment Effective Date” in the appropriate alphabetical order as follows:

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“First Amendment Effective Date” means the “Amendment Effective Date” as defined in the First Amendment to Credit Agreement, dated as of May 1, 2013, among the Borrower, the Lenders party thereto and the Administrative Agent.
2.5    The second proviso to clause (a) of Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“provided, further, that, (i) in the event of a full or partial prepayment of Term B Loans during the period of six calendar months after the First Amendment Effective Date through the issuance of any Indebtedness having a lower interest rate than the interest rate payable in respect of the Term B Loans, such prepayment shall include a premium in an amount equal to 1.00% of the principal amount so prepaid and (ii) in the event that any amendment to this Agreement or any other Loan Document that has the effect of decreasing the interest rate payable in respect of the Term B Loans is effected during the period of six calendar months after the First Amendment Effective Date, the Borrower shall pay an amendment fee (x) to any Lender approving such amendment (other than any replacement Lender replacing a Lender pursuant to Section 11.13 in connection with such amendment) in an amount equal to 1.00% of the principal amount of Term B Loans for which such interest rate is decreased and (y) to any Lender replaced pursuant to Section 11.13 in connection with such amendment in an amount equal to 1.00% of the principal amount of such Lender’s Term B Loans.”
2.6    Clause (c) of Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c) Commencing March 31, 2013, the Borrower shall repay the Term B Loans to the Term B Lenders (i) in an amount equal to 0.25% of the initial aggregate principal amount of the Term B Loans on or prior to the last day of each March, June, September and December and (ii) in an amount equal to the aggregate remaining outstanding principal amount of the Term B Loans on the Maturity Date.”
2.7    Section 7.01(a) of the Credit Agreement is hereby amended by replacing the reference therein to “75 days” with a reference to “90 days”.
3.Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof, and after giving effect to this Amendment:
3.1    Authorization. The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action, and this Amendment has been duly executed and delivered by the Borrower.
3.2    Binding Obligation. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity.
3.3    No Legal Obstacle to Amendment. The execution, delivery and performance of this Amendment will not (a) contravene the Organizational Documents of the Borrower; (b) except where such conflict, breach or contravention or creation of Lien may not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which the Borrower is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) except where such breach or contravention may not reasonably be expected to have a Material Adverse Effect, violate any Law. Except as have been obtained prior to the date hereof and customary notices or filings with one or more Gaming Boards, no authorization or approval of any Governmental Authority is required to permit the execution, delivery or performance by the Borrower of this Amendment, or the transactions contemplated hereby.
3.4    Incorporation of Certain Representations. After giving effect to the terms of this Amendment, the representations and warranties of the Borrower set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations

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made as of an earlier specified date; provided that, for purposes of this Section 3.4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Credit Agreement.
3.5    Default. Both before and after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.
4.Conditions, Effectiveness.
(a)    This Amendment (other than the amendments set forth in Sections 2.1, 2.3, 2.4 and 2.5 above) shall become effective as of the date first written above (the “Amendment Effective Date”) upon satisfaction of each of the following conditions:
(i)    The Administrative Agent shall have received a Consent of Lender in the form of Exhibit B executed by the Required Lenders.
(ii)    All consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower of this Amendment shall have been received by the Borrower.
(iii)    The Administrative Agent shall have received an affirmation letter substantially in the form of Exhibit A from each of the Guarantors.
(b)    The amendments set forth in Sections 2.1, 2.3, 2.4 and 2.5 above shall become effective as of the Amendment Effective Date upon satisfaction of each of the following conditions:
(i)    Each Term B Lender that shall not have delivered to the Administrative Agent a Consent of Lender in the form of Exhibit B shall have been replaced by the Borrower pursuant to Section 11.13 of the Credit Agreement and each such replacement Lender shall have delivered to the Administrative Agent a Consent of Lender in the form of Exhibit B; provided, that the assignment fee referred to in Section 11.06(b) of the Credit Agreement shall not be payable (and is hereby waived by the Administrative Agent) in connection with any such replacement in connection with this Amendment.
(ii)    The Borrower shall have paid (x) to each Term B Lender that has been replaced pursuant to clause (b)(i) above a fee in an amount equal to 1.00% of the principal amount of Term B Loans assigned pursuant to such replacement (which fee shall be in lieu of any premium otherwise payable under the second proviso of Section 2.05(a)) and (y) to each Term B Lender that shall have delivered to the Administrative Agent a Consent of Lender in the form of Exhibit B, an amendment fee in an amount equal to 1.00% of the principal amount of such Term B Lender’s Term B Loan (provided that no such amendment fee shall be payable to any Term B Lender that replaced a Non-Consenting Lender pursuant to Section 11.13 of the Credit Agreement in respect of the principal amount of Term B Loans so replaced).
5.Miscellaneous.
5.1    Effectiveness of the Credit Agreement and other Loan Documents. Except as hereby expressly amended, the Credit Agreement, the Notes, the Guaranty, the Security Agreement, each Deed of Trust, the First Preferred Ship Mortgage, the Hazardous Materials Indemnity and the other Loan Documents shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.
5.2    Scope of Amendment. This Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Administrative Agent or the Lenders thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Required Lenders to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document

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or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.
5.3    Loan Document. This Amendment is a Loan Document.
5.4    Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
5.5    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

PENINSULA GAMING, LLC,
as the Borrower

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Chief Financial Officer, Senior Vice President
and Treasurer

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:	/s/ Anthony W. Kell
Name:	Anthony W. Kell
Title:	Vice President

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EXHIBIT A
to First Amendment
to Credit Agreement
May 1, 2013
The Guarantors under the
hereinafter-described
Credit Agreement
Re:    Peninsula Gaming, LLC
Gentlemen:
Please refer to (1) the Credit Agreement, dated as of November 14, 2012 (the “Credit Agreement”), by and among Peninsula Gaming, LLC, a Delaware limited liability company (the “Borrower”), the various financial institutions parties thereto (collectively, the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as Collateral Agent, as Swing Line Lender and as L/C Issuer and (2) the Guaranty, dated as of November 20, 2012 from the addressees in favor of the Lenders and the Administrative Agent (the “Guaranty”). Pursuant to that certain First Amendment dated of even date herewith, a copy of which is attached hereto, certain terms of the Credit Agreement were amended. We hereby request that you (i) acknowledge and reaffirm all of your obligations and undertakings under the Guaranty and each other Loan Document to which you are a party, and (ii) acknowledge and agree that the Guaranty and each other Loan Document to which you are a party is and shall remain in full force and effect in accordance with the terms thereof.
Please indicate your agreement to the foregoing by signing in the space provided below, and returning the executed copy to the undersigned.

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:	/s/ Anthony W. Kell
Name:	Anthony W. Kell
Title:	Vice President

Exhibit A-1

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Acknowledged and Agreed to
as of the date hereof:

DIAMOND JO, LLC, a Delaware limited liability company

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Chief Financial Officer, Senior Vice President
and Treasurer

DIAMOND JO WORTH, LLC, a Delaware limited liability company

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Chief Financial Officer, Senior Vice President
and Treasurer

THE OLD EVANGELINE DOWNS, LLC, a Louisiana limited liability company

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Authorized Representative

KANSAS STAR CASINO, LLC, a Kansas limited liability company

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Chief Financial Officer, Senior Vice President
and Treasurer

BELLE OF ORLEANS, LLC, a Louisiana limited liability company

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Chief Financial Officer, Senior Vice President
and Treasurer

Exhibit A-2

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PENINSULA GAMING CORP, a Delaware corporation

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Senior Vice President and Treasurer

Exhibit A-3

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EXHIBIT B
to First Amendment
to Credit Agreement
CONSENT OF LENDER
Reference is hereby made to the Credit Agreement dated as of November 14, 2012 among Peninsula Gaming, LLC, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, as Collateral Agent, as Swing Line Lender and as L/C Issuer.
The undersigned Lender hereby consents to the execution and delivery of the First Amendment to Credit Agreement by the Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Lender.
Dated: ______________, 2013
[Name of Institution]

By:    ____________________________________________
Name:    ____________________________________________
Title:    ____________________________________________

Exhibit B

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